Exhibit 99(c)(8)

Project Ocean Option B
Discussion Materials

Goldman, Sachs & Co.
June 3, 2008

Table of Contents

I.	Situation Overview

II.	Public Market Performance of CastlePoint

III.	Financial Analysis of CastlePoint

IV.	Pro Forma Impact of a Transaction

I.      Situation Overview

Situation Overview

•                  The Special Committee and Goldman Sachs have, over the past year, considered various strategic alternatives for CastlePoint

•                  CastlePoint purchase of Tower with significant financing to be provided from private equity sponsor (“Option A”)

•                  Sale of CastlePoint to Tower (“Option B”)

•                  CastlePoint, Tower, Sequel three-way merger

•                  Status quo, with extension of quota-share agreement with Tower, and possible return of capital by CastlePoint

•                  Tower’s preliminary proposal for Option B, as communicated by Lazard, is as follows:

•                  $11.78 to $12.32 per share

•                  Purchase price equal to 10.0% - 15.0% premium to closing price on May 22, 2008

•                  Up to $115mm of aggregate consideration to be paid in cash, 22% to 27% of total consideration

•                  Total consideration would be taxable to CastlePoint shareholders

•                  Significant issues in CastlePoint standalone valuation include:

•                  Valuation of CastlePoint and its third-party business on a standalone basis

•                  Possibility of Tower reducing scope of Tower / CastlePoint reinsurance treaties in the short-term or canceling the arrangement outright at the end of the contractual term

•                  Cash / stock mix

•                  Impact of a combination on Tower’s stock price, which represents a meaningful component of the merger consideration to CastlePoint

Option B Rationale and Key Considerations
Benefits and Considerations – CastlePoint Perspective

Rationale

•	Provides partial liquidity and still allows CastlePoint shareholders to share in combined company upside

•	CastlePoint shareholders receive a premium for their shares

•	Potential for Tower EPS accretion and significant increase in tangible book value per share

•	Aligns management and shareholders; removes potential conflicts

•	Potential for combined company to improve quota share economies with 3rd party reinsurers

•	Potential to reallocate capital from third party reinsurance business to more profitable primary business

Key Considerations

•	Material tax costs and loss of Bermuda platform could impact Tower’s valuation and therefore the value to CastlePoint shareholders

•	Preliminary proposal price currently is well below IPO price

•	Represents only a modest premium to 3/31/2008 tangible book value

II.    Public Market Performance of CastlePoint

Historical Financials
Last Six Quarters

($ in millions)

	Quarter Ended
	12/31/06		3/31/07	6/30/07	9/30/07	12/31/07		3/31/08	Average
Net Premiums Written
Total Net Premiums Written	$48.7		$71.9	$80.5	$90.6	$133.2		$118.1
Operating Income	$6.8		$7.1	$10.5	$10.5	$4.6		$9.6
Adjusted Operating Income(1)	6.8		7.1	10.5	11.5	12.5		11.0
Quaterly Growth (%)	—		4.7%	48.1%	9.6%	8.3%		(11.9)%
Adjusted Operating EPS(1)	0.23		0.23	0.27	0.30	0.32		0.29
ROACE (Ex-AOCI)	9.8%		9.6%	10.4%	10.3%	4.4%		9.1%	8.9%
Adjusted ROACE (Ex-AOCI)(1)	9.8		9.6	10.4	11.5	12.0		10.5	10.6
Underwriting Ratios
Net Loss Ratio	49.6%		54.4%	50.9%	52.6%	53.6%		54.3%	52.6%
Net Expense Ratio	45.0		39.3	42.1	40.7	41.6		39.8	41.4
Net Combined Ratio	94.6%		93.7%	93.0%	93.3%	95.2%		94.1%	94.0%
Equity (Ex-AOCI)	$278.1		$398.7	$408.9	$418.6	$422.9		$431.9
Statutory Surplus	251.5					390.6
NPW / Surplus(2)	0.78	x				0.96	x

Source: Company filings and earnings releases

(1)	Excludes realized losses on investments, including limited partnerships. $(1.4mm)excluded in 1Q 2008, $(7.9mm) excluded in 4Q 2007 and $(1.0mm) excluded in 3Q 2007.
(2)	Calculated as annualized NPW for 12/31/06 and total 2007 NPW for 12/31/07.

CastlePoint Share Price Performance
Since CastlePoint IPO

Source: Factset

CastlePoint Historical Trading Performance
Since CastlePoint IPO

Price/NTM Earnings –As of First Estimate

	Average
	Since IPO		6 Month		3 Month
CastlePoint	7.8	x	6.4	x	5.6	x
Selected Bermuda Peers	6.8		6.6		6.3

Price/Book Value

	Average
	Since IPO		6 Month		3 Month
CastlePoint	1.2	x	1.0	x	0.9	x
Selected Bermuda Peers	1.1		1.0		1.0

Source: Factset and IBES

Note: Price to NTM earnings as of first available CastlePoint IBES estimates (17-May- 2007).

(1) Selected Bermuda Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum.

CastlePoint Historical Price Performance
Since CastlePoint IPO

Indexed Stock Price

	Average
Since IPO	0.43	x
6 Month	0.40
3 Month	0.39

Historical Exchange Ratio

Source: Factset

(1) Selected Bermuda Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum.

CastlePoint Shares Traded at Various Prices

1 Month

3 Month

6 Month

Since IPO

Source: Factset. Data as of 30-May-2008.

Comparison of Selected Insurers

($ in millions)

	USD Closing Price	% of 52	Equity Market	Calendarized P/E Multiples				L/T IBES	Dividend	P/BV		Adjusted Debt	2008
Company	30-May-2008	Week High	Cap (1)	2008		2009		CAGR	Yield	(ex AOCI)		/Capital	ROACE

CastlePoint - IBES	$10.79	68.3%	$414	6.2	x	4.9	x	13.5%	0.9%	0.96	x	23.7%	14.5%
Tower - IBES	$26.07	73.4%	$616	8.8	x	7.7	x	22.5%	0.7%	1.86	x	23.3%	20.0%

Selected Bermuda Peers
Axis	$35.05	83.8%	$5,703	6.7	x	6.7	x	15.0%	2.0%	1.17	x	12.8%	16.1%
Arch	70.36	91.7	4,712	6.7		6.7		5.0	0.0	1.12	x	9.6	15.4
Allied World	45.60	86.0	2,246	6.0		6.3		5.0	1.5	0.99	x	18.1	15.5
Aspen	25.56	84.2	2,213	6.1		5.9		10.0	2.3	0.95	x	15.4	14.4
Endurance	33.66	77.9	2,055	5.7		5.7		12.0	3.0	0.91	x	18.8	14.9
Platinum	35.47	93.7	1,762	6.3		6.8		12.5	1.1	0.90	x	14.1	13.5
Median- Selected Bermuda Peers				6.2	x	6.5	x	11.0%	1.8%	0.97	x	14.8%	15.2%

E&S / Specialty Insurers
Markel	$404.65	74.2%	$4,021	14.2	x	15.0	x	12.0%	0.0%	1.77	x	23.0%	11.9%
HCC	23.86	69.7	2,758	7.6		7.3		10.0	1.8	1.09	x	12.6	14.0
Philadelphia Consolidated	37.25	81.5	2,805	9.8		9.7		15.0	0.0	1.82	x	2.2	17.5
RLI	51.14	84.1	1,129	12.5		12.2		11.5	1.8	1.68	x	16.0	12.9
Argo	38.59	81.4	1,189	9.0		7.8		11.0	0.0	0.88	x	21.5	9.4
Amtrust	14.96	73.2	916	8.5		7.4		12.0	0.9	2.06	x	21.2	22.8
United America	14.57	57.2	506	8.7		7.7		11.0	0.0	0.63	x	14.7	7.1
National Interstate	22.96	63.7	449	9.8		9.2		12.0	1.0	2.02	x	6.5	19.4
Hallmark	12.70	74.1	266	9.4		9.4		15.0	0.0	1.41	x	24.4	14.5
Median- E&S / Specialty Insurers				9.4	x	9.2	x	12.0%	0.0%	1.68	x	16.0%	14.0%

Median- All Companies				8.5	x	7.4	x	12.0%	1.0%	1.12	x	15.4%	14.5%

Source: CapIQ, latest publicly available filings.

(1) Based on fully-diluted shares.

CastlePoint “Value Map”

Price / Book vs. ROACE Regression

Source: Factset. Data as of 30-May-2008.

Research Analyst Views on CastlePoint

Select Analyst Commentary

“CastlePoint Holdings enjoyed dramatic growth in 2007 with operating EPS rising 141%. As a result of the recent results and favorable outlook, we are maintaining our Buy rating and $16 price target…The performance is almost unprecedented given the current soft pricing environment that affected the property / casualty insurance industry in 2007.”

•      KeyBanc, 7-Mar-2008

“Despite our belief that it could be difficult for shares of CastlePoint to see material upside over the next 3 – 6 months, we reiterate our Outperform rating, as we believe the longer-term prospects for the stock remain strong. Over the near term, CastlePoint is very much in a “show me” position as investors want to see premiums from deals that have been signed and those that are in the pipeline begin to have a more meaningful impact on the income statement. Until then, we believe that the shares will struggle to trade much above book value.”

•      Fox-Pitt Kelton, 7-Mar-2008

Summary Recommendations

Price Targets

		Target	Premium Over	Estimate
Firm Name	Recommendation	Price	Current Price	Date

Fox-Pitt Cochran Caronia	BUY	$13.00	20.9%	8-May-2008

Friedman, Billings, Ramsey & Co.	STRONG BUY	17.00	58.1	7-May-2008

Keefe, Bruyette & Woods, Inc.	BUY	16.00	48.8	7-May-2008

Keybanc Capital Mkts	BUY	16.00	48.8	7-May-2008

Piper Jaffray	BUY	19.00	76.7	8-May-2008

Median		$16.00	48.8%

Source: Bloomberg, Analyst Research

Note: Market data as of 30-May-2008.

III.  Financial Analysis of CastlePoint

Comparison of Projected Financials Scenarios

Management Estimates

($ in millions)

•      A2 projections

•     Assume continued on going relationship with Tower

•     Assumes 10% year over year growth in Brokerage, Programs and Risk Sharing businesses

•     Used in pro forma scenario

A2 Mgmt Projections	‘08 - ‘12
2008E	2009E	2010E	2011E	2012E	CAGR / Avg

Net Premiums Written
Third Party Business	$264.2	$281.8	$310.9	$344.1	$380.5	9.6%
Tower Generated Business	313.1	345.7	352.1	389.2	430.1	8.3
Total Net Premiums Written	$577.3	$627.6	$663.0	$733.3	$810.6	8.9%

Operating Income	$69.3	$91.6	$103.8	$115.2	$126.6	16.3%
Operating EPS(1)	$1.81	$2.39	$2.70	$3.00	$3.30	16.3

ROACE (Ex-AOCI)	15.7%	17.8%	17.2%	16.3%	15.5%	16.5%

Underwriting Ratios
Third Party Business Loss Ratio	57.0%	58.8%	60.0%	60.9%	62.0%	59.8%
Third Party Business Expense Ratio	36.0	35.2	34.6	34.3	33.9	34.8
Third Party Business Combined Ratio	93.0%	94.1%	94.6%	95.3%	95.9%	94.6%

Tower Business Loss Ratio	55.0%	55.7%	56.7%	57.7%	58.7%	56.8%
Tower Business Expense Ratio	34.8	34.2	34.0	33.9	33.9	34.1
Tower Business Combined Ratio	89.8%	89.9%	90.6%	91.6%	92.6%	90.9%

Equity (Ex-AOCI)	$471.3	$555.2	$651.2	$758.7	$877.6	16.8%
Statutory Surplus	469.5	562.3	657.6	755.1	852.9	16.1

NPW / Surplus	1.23	x	1.12	x	1.01	x	0.97	x	0.95	x	1.06	x

Note: Projections provided by CastlePoint management.

(1)                  Operating EPS divided by fully-diluted shares outstanding.

(2)                  In B1 scenario, assumes capital management (ie, dividends) in an amount to maintain the underwriting leverage stated in the A2 scenario.

Comparison of Projected Financials Scenarios

Management Estimates

($ in millions)

•      B1 projections

•     Assume relationship with Tower is scaled back over time

•     Reduced growth in Brokerage business offset by increased growth in Programs and Risk Sharing businesses

•     Indicative of a status quo scenario

B1 Mgmt Projections	‘08 - ‘12
2008E	2009E	2010E	2011E	2012E	CAGR / Avg

Net Premiums Written
Third Party Business	$264.2	$266.3	$304.9	$353.0	$409.0	11.5%
Tower Generated Business	313.1	147.3	156.3	177.1	200.5	(10.5)
Total Net Premiums Written	$577.3	$413.6	$461.2	$530.1	$609.5	1.4%

Operating Income	$69.3	$77.6	$73.7	$82.7	$91.4	7.2%
Operating EPS(1)	$1.81	$2.02	$1.92	$2.16	$2.38	7.2

ROACE (Ex-AOCI)	15.7%	15.3%	12.8%	12.8%	12.6%	13.9%

Underwriting Ratios
Third Party Business Loss Ratio	57.0%	59.9%	62.9%	63.7%	64.3%	61.6%
Third Party Business Expense Ratio	36.0	34.7	33.6	33.4	33.6	34.3
Third Party Business Combined Ratio	93.0%	94.6%	96.5%	97.1%	97.9%	95.8%

Tower Business Loss Ratio	55.0%	55.3%	54.8%	55.8%	57.2%	55.6%
Tower Business Expense Ratio	34.8	34.2	34.4	34.5	34.6	34.5
Tower Business Combined Ratio	89.8%	89.5%	89.2%	90.3%	91.8%	90.1%

Equity (Ex-AOCI)	$471.3	$541.2	$607.2	$682.2	$765.8	12.9%
Statutory Surplus	469.5	588.6	654.4	723.6	788.8	13.8

NPW / Surplus	1.23	x	0.70	x	0.70	x	0.73	x	0.77	x	0.83	x

Note: Projections provided by CastlePoint management.

(1)                  Operating EPS divided by fully-diluted shares outstanding.

(2)                  In B1 scenario, assumes capital management (ie, dividends) in an amount to maintain the underwriting leverage stated in the A2 scenario.

CastlePoint Analysis at Various Prices

($ in millions)

		Current		Offer Range
Premium to Current Price of $10.79 (30-May-2008)		0.0%		8.9%		13.5%		20.5%		25.1%		29.7%		34.4%
Per Share Equity Value		$10.79		$11.75		$12.25		$13.00		$13.50		$14.00		$14.50
Aggregate Equity Value		$414		$453		$474		$505		$525		$546		$566

Implied Exchange Ratio
To Tower Current Price	$26.07	0.41	x	0.45	x	0.47	x	0.50	x	0.52	x	0.54	x	0.56	x
To Tower 3 Month VWAP	25.74	0.42		0.46		0.48		0.51		0.52		0.54		0.56

Premium to
52 Week / All-Time High	$15.80	(31.7)%		(25.6)%		(22.5)%		(17.7)%		(14.6)%		(11.4)%		(8.2)%
IPO Price	14.50	(25.6)		(19.0)		(15.5)		(10.3)		(6.9)		(3.4)		0.0
1 Year VWAP	11.92	(9.5)		(1.4)		2.8		9.1		13.3		17.4		21.6
3 Month VWAP	10.25	5.3		14.6		19.5		26.8		31.7		36.6		41.5
1 Month VWAP	10.27	5.1		14.4		19.3		26.6		31.5		36.3		41.2

Price to Book (Ex-AOCI)
3/31/2008 ($11.25 / share)	$432	0.96	x	1.05	x	1.10	x	1.17	x	1.22	x	1.26	x	1.31	x
12/31/2008 ($12.66 / share)	486	0.85		0.93		0.98		1.04		1.08		1.12		1.17

Price to Earnings per Share
2008E - A2 Projections	$1.81	6.0	x	6.5	x	6.8	x	7.2	x	7.5	x	7.7	x	8.0	x
2009E - A2 Projections	2.39	4.5		4.9		5.1		5.4		5.6		5.9		6.1
2008E - B1 Projections	$1.81	6.0	x	6.5	x	6.8	x	7.2	x	7.5	x	7.8	x	8.0	x
2009E - B1 Projections	2.02	5.3		5.8		6.1		6.4		6.7		6.9		7.2

CastlePoint Sum-of-the Parts	For Illustrative
Current 2008 P / E	Purposes Only

Based on Management A2 Projections

Sum-of-the-Parts – Assuming 15% Discount Rate

Valuation Sensitivity

	Assumes No Expiration of Tower Contract
	Implied					Discount Rate
	P/E		P/BV			12.5%	15.0%	17.0%
Prem / (Disc.) To Line	7.6	x	1.49	x	10.0%	$17.53	$15.77	$14.17
	7.3	x	1.42	x	5.0	16.69	14.99	13.44
	6.9	x	1.36	x	0.0	15.84	14.21	12.72
	6.6	x	1.29	x	(5.0)	14.99	13.42	11.99
	6.2	x	1.22	x	(10.0)	14.14	12.64	11.27

	Assumes Expiration of Tower Contract(1)
	Implied					Discount Rate
	P/E		P/BV			12.5%	15.0%	17.0%
Prem / (Disc.) To Line	7.7	x	1.50	x	10.0%	$13.89	$12.49	$11.21
	7.3	x	1.43	x	5.0	13.45	12.09	10.84
	7.0	x	1.36	x	0.0	13.02	11.69	10.47
	6.6	x	1.30	x	(5.0)	12.59	11.29	10.10
	6.3	x	1.23	x	(10.0)	12.15	10.89	9.73

Note: Valuation derived from dividend discount model of each business segment using CastlePoint A2 management projections. For US domiciled business segments, ongoing dividends/cash flows calculated based on targeted NPW/surplus ratio of 1.20x; dividends are limited to “greater than test” of the larger of (1) current year’s statutory net income or (2) 10% of current year’s statutory surplus.

For Bermuda domiciled business segments, ongoing dividends/cash flows calculated based on targeted NPW/surplus ratio of 1.10x. Terminal P/B multiple derived from P/B vs. ROACE regression analysis. For expiration of Tower contract scenario, dividends after 2010 assumed to equal 15% of statutory surplus.

(1)                  Present value as of 30-May-2008.

(2)                  Includes $3.0mm realized loss in investment income attributable to the liquidation of a limited partnership that investment primarily in tax-free bonds in 1Q2008.

CastlePoint Sum-of-the Parts	For Illustrative
Current 2008 P / E	Purposes Only

Based on Management B1 Projections

Sum-of-the-Parts – Assuming 15% Discount Rate

Valuation Sensitivity

	Assumes No Expiration of Tower Contract
	Implied					Discount Rate
	P/E		P/BV			12.5%	15.0%	17.0%
Prem / (Disc.) To Line	7.4	x	1.46	x	10.0%	$15.17	$13.71	$12.38
	7.1	x	1.39	x	5.0	14.53	13.12	11.84
	6.7	x	1.33	x	0.0	13.89	12.53	11.29
	6.4	x	1.26	x	(5.0)	13.25	11.94	10.74
	6.1	x	1.19	x	(10.0)	12.61	11.35	10.19

	Assumes Expiration of Tower Contract(1)
	Implied					Discount Rate
	P/E		P/BV			12.5%	15.0%	17.0%
Prem / (Disc.) To Line	7.5	x	1.45	x	10.0%	$13.73	$12.41	$11.20
	7.1	x	1.38	x	5.0	13.31	12.02	10.83
	6.8	x	1.32	x	0.0	12.88	11.62	10.47
	6.4	x	1.25	x	(5.0)	12.46	11.23	10.10
	6.1	x	1.18	x	(10.0)	12.03	10.84	9.74

Note: Valuation derived from dividend discount model of each business segment using CastlePoint A2 management projections. For US domiciled business segments, ongoing dividends/cash flows calculated based on targeted NPW/surplus ratio of 1.20x; dividends are limited to “greater than test” of the larger of (1) current year’s statutory net income or (2) 10% of current year’s statutory surplus.

For Bermuda domiciled business segments, ongoing dividends/cash flows calculated based on targeted NPW/surplus ratio of 1.10x. Terminal P/B multiple derived from P/B vs. ROACE regression analysis. For expiration of Tower contract scenario, dividends after 2010 assumed to equal 15% of statutory surplus.

(1)                Present value as of 30-May-2008.

(2)                  Includes $3.0mm realized loss in investment income attributable to the liquidation of a limited partnership that investment primarily in tax-free bonds in 1Q2008.

IV.  Pro Forma Impact of a Transaction

Option B Transaction Assumptions

Market Data

•                  As of 30-May-2008

Financial Projections

•                  CastlePoint projections based on A2 management projections, unless otherwise noted

•                  Tower projections based on A2 management projections, unless otherwise noted

Purchase Accounting Adjustments

•                  Purchase accounting adjustments subject to further review with management

•                  Transaction closes 31-Dec-2008

•                  FAS 115 amortized over 10 years

•                  Transaction intangibles equal to 20% of excess purchase price, amortized over 10 years (per Tower management)

•                  Assumes equity method accounting for Tower ownership in CastlePoint

•                  Assumes $10.0mm of total advisory, financing, and other deal-related expenses

Synergies / Dis-Synergies

•                  Post-tax loss of -$4.4mm in 2009 due to change in accounting from TRM to MGA (per Tower management)

•                  Post-tax gain of $0.6mm in 2009 due to increase in margin through shift in business mix

•                  Pre-tax cost synergies equal to $5.0mm per year

•                  CastlePoint pre-tax income subject to 35.0 % tax

•                  Assumes no savings from FET

Financing Sources

•                  Straight debt and common equity

•                  7.0% cost of new debt

•                  Reversal of Tower 2008 trust preferred issuance of $33.0mm

•                  1.0% cost of financing amortized over life of debt

Option B Pro Forma Impact
Assumes Purchase Price of $12.25 per Share

($ in millions, except per share amounts)

Pro Forma Income

	Projected
	Close	2009E	2010E	2011E
Stand Alone Income
CastlePoint Stand Alone Net Income - Mgmt (A2)		$91.6	$103.8	$115.2
Tower Stand Alone Net Income - Mgmt (A2)		81.6	96.9	116.4

Business-Related Adjustments
Plus: Cost Synergies (post-tax)		$2.6	$3.3	$3.3
Plus: Change in Accounting from TRM to MGA (post-tax)		(4.4)	(0.9)	(1.0)
Less: Taxes on CastlePoint Net Income		(32.1)	(36.3)	(40.3)

Transaction-Related Adjustments
Plus: FAS 115 Purchase Accounting Amortization		$1.2	$1.2	$1.2
Plus: Increase in Margin Due to Shift in Business Mix		0.6	1.6	2.3
Less: Interest on New Debt Issued (post-tax)		(4.0)	(4.0)	(4.0)
Less: Amortization of Debt Issuance Fee (post-tax)		(0.2)	(0.2)	(0.2)
Less: Elimination of Tower Ownership of CastlePoint Shares		(4.1)	(4.6)	(5.1)
Pro Forma Net Income		$133.0	$160.8	$187.7

Pro Forma Shares
Beginning Shares Outstanding	23.6	36.0	36.0	36.0
Plus: Shares Issued	12.4	—	—	—
Ending Shares Outstanding	36.0	36.0	36.0	36.0
Average Shares Outstanding		36.0	36.0	36.0
Pro Forma EPS		$3.69	$4.47	$5.21
Tower Stand Alone EPS - Mgmt (A2)		3.45	4.10	4.93
Accretion / Dilution ($)		$0.24	$0.36	$0.28
Accretion / Dilution (%)		7.0%	8.9%	5.8%

Sources
Debt	$125.0
Common Equity	322.8
Total Sources	$447.8

Uses
Gross Aggregate Purchase Price for CastlePoint Equity	$470.1
Less: Value of CastlePoint Shares owned by Tower	(32.2)
Net Aggregate Purchase Price for CastlePoint Equity	$437.8
Total Transaction Fees and Expenses	10.0
Total Uses	$447.8

Pro Forma Ownership
Tower	65.6%
CastlePoint	34.4

Pro Forma Equity

	Projected
	Close	2009E		2010E		2011E
Beginning Common Equity	$382.1	$696.1		$821.9		$975.5
Plus: New Equity Issued	322.8
Less: Transaction Fees (Excl. Financing Fees)	(8.8)
Pro Forma Net Income		133.0		160.8		187.7
Less: Common Dividends		(7.2)		(7.2)		(7.2)
Ending Common Equity (ex. AOCI)	$696.1	$821.9		$975.5		$1,156.0
Total Intangibles and Goodwill	25.2	25.2		25.2		25.2
Ending Tangible Common Equity (ex. AOCI)	$670.9	$796.7		$950.3		$1,130.8

Pro Forma Operating ROACE		17.5%		17.9%		17.6%
Tower Stand Alone Operating ROACE		19.4		19.2		19.2
Operating ROACE BPS Change		(188	)bps	(130	)bps	(157	)bps
Pro Forma Operating ROATCE		18.1%		18.4%		18.0%
Tower Stand Alone Operating ROATCE		21.5		20.9		20.5
Operating ROATCE BPS Change		(333	)bps	(245	)bps	(251	)bps

Pro Forma BVPS (ex. AOCI)	$19.33	$22.82		$27.09		$32.10
Tower Stand Alone BVPS (ex. AOCI)	16.17	19.42		23.33		28.05
BVPS Accretion / (Dilution)	19.5%	17.5%		16.1%		14.4%
Pro Forma Tangible BVPS (ex. AOCI)	$18.63	$22.12		$26.39		$31.40
Tower Stand Alone Tangible BVPS (ex. AOCI)	14.46	17.72		21.62		26.35
Tangible BVPS Accretion / (Dilution)	28.8%	24.9%		22.1%		19.2%

Credit Statistics
Pro Forma Debt / TAC	22.1%	19.7%		17.4%		15.3%
Tower Stand Alone Debt / TAC	16.0	12.6		9.8		8.4

Pro Forma Debt / Tangible TAC	22.7%	20.2%		17.7%		15.6%
Tower Stand Alone Debt / Tangible TAC	17.3	13.5		10.4		8.9

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

Option B Pro Forma Impact

Sources and Uses

($ in millions)

	Offer Range
CastlePoint Purchase Price	$11.75	$12.25	$13.00	$13.50	$14.00	$14.50
Premium to Current: $ 10.79	8.9%	13.5%	20.5%	25.1%	29.7%	34.4%
Premium to 3 Month VWAP: $ 10.25	14.6	19.5	26.8	31.7	36.6	41.5

Sources:
Debt	$125.0	$125.0	$125.0	$125.0	$125.0	$125.0
Common Equity	304.9	322.8	349.6	367.5	385.4	403.2
Total Sources	$429.9	$447.8	$474.6	$492.5	$510.4	$528.2

Uses:
Gross Aggregate Purchase Price for CastlePoint Equity	$450.9	$470.1	$498.8	$518.0	$537.2	$556.4
Less: Value of CastlePoint Shares owned by Tower	(30.9)	(32.2)	(34.2)	(35.5)	(36.9)	(38.2)
Net Aggregate Purchase Price for CastlePoint Equity	$419.9	$437.8	$464.6	$482.5	$500.4	$518.2
Plus: Transaction Fees and Expenses	10.0	10.0	10.0	10.0	10.0	10.0
Total Uses	$429.9	$447.8	$474.6	$492.5	$510.4	$528.2

Pro Forma Ownership
Tower Ownership	66.9%	65.6%	63.8%	62.6%	61.5%	60.4%
CastlePoint Ownership	33.1	34.4	36.2	37.4	38.5	39.6

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

Option B Pro Forma Impact

Tower Perspective

($ in millions)

			Offer Range
CastlePoint Purchase Price			$11.75		$12.25		$13.00		$13.50		$14.00		$14.50
Premium to Current: $10.79			8.9%		13.5%		20.5%		25.1%		29.7%		34.4%
Premium to 3 Month VWAP: $10.25			14.6		19.5		26.8		31.7		36.6		41.5

EPS Accretion / (Dilution) Delta	Tower Mgmt (A2)
2009E	$3.45		$0.31		$0.24		$0.13		$0.06		$(0.01)		$(0.07)
% EPS Accrretion / (Dilution)			9.0%		7.0%		3.9%		1.8%		(0.2)%		(2.2)%
2010E	$4.10		$0.45		$0.36		$0.23		$0.15		$0.07		$(0.01)
% EPS Accrretion / (Dilution)			11.0%		8.9%		5.7%		3.6%		1.6%		(0.3)%

ROACE (ex. AOCI) Delta (bps)
2009E	19.4%		(146	)bps	(188	)bps	(249	)bps	(290	)bps	(328	)bps	(365	)bps
2010E	19.2		(94	)bps	(130	)bps	(183	)bps	(217	)bps	(250	)bps	(283	)bps

ROATCE (ex. AOCI) Delta (bps)
2009E	21.5%		(337	)bps	(333	)bps	(328	)bps	(324	)bps	(321	)bps	(317	)bps
2010E	20.9		(248	)bps	(245	)bps	(240	)bps	(236	)bps	(231	)bps	(227	)bps

Pro Forma Common BVPS ex. AOCI
31-Dec-2008 (At Close) - Stated	$16.17		18.7%		19.5%		20.7%		21.4%		22.2%		22.8%
31-Dec-2008 (At Close) - Tangible	14.46		31.6		28.8		24.7		21.9		19.3		16.7

Adjusted Debt / TAC
31-Dec-2008 (At Close)	16.0%		22.7%		22.1%		21.6%		21.2%		20.9%		20.5%

Adjusted Debt / Tangible Capital
31-Dec-2008 (At Close)	17.3%		22.8%		22.7%		22.8%		22.8%		22.9%		23.0%

Tower Share Price Impact: P / E Basis
Blended 2009 P / E (Earnings Weighted)	5.9	x	$22.39		$21.97		$21.33		$20.90		$20.49		$20.09
Tower 2009 P / E	7.6		28.43		27.89		27.08		26.54		26.01		25.51

Premium to Current Tower ($26.07)
Blended 2009 P / E (Earnings Weighted)	5.9	x	(14.1)%		(15.7)%		(18.2)%		(19.8)%		(21.4)%		(22.9)%
Tower 2009 P / E	7.6		9.0		7.0		3.9		1.8		(0.2)		(2.2)

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

Pro Forma Trading Multiples

	Offer Range
CastlePoint Purchase Price	$11.75	$12.25	$13.00	$13.50	$14.00	$14.50
Premium to Current: $10.79	8.9%	13.5%	20.5%	25.1%	29.7%	34.4%
Premium to 3 Month VWAP: $10.25	14.6	19.5	26.8	31.7	36.6	$41.46

	Tower Current
Implied 2009E P/E at Pro Forma Price
$ 22.00	7.6	x	5.8	x	6.0	x	6.1	x	6.3	x	6.4	x	6.5	x
$ 24.00			6.4	x	6.5	x	6.7	x	6.8	x	7.0	x	7.1	x
$ 26.00			6.9	x	7.0	x	7.3	x	7.4	x	7.5	x	7.7	x
$ 28.00			7.4	x	7.6	x	7.8	x	8.0	x	8.1	x	8.3	x
$ 30.00			8.0	x	8.1	x	8.4	x	8.5	x	8.7	x	8.9	x
Implied Price / 12/31/2008 Book Value at Pro Forma Price
$ 22.00	1.54	x	1.15	x	1.14	x	1.13	x	1.12	x	1.11	x	1.11	x
$ 24.00			1.25	x	1.24	x	1.23	x	1.22	x	1.22	x	1.21	x
$ 26.00			1.35	x	1.34	x	1.33	x	1.32	x	1.32	x	1.31	x
$ 28.00			1.46	x	1.45	x	1.43	x	1.43	x	1.42	x	1.41	x
$ 30.00			1.56	x	1.55	x	1.54	x	1.53	x	1.52	x	1.51	x

Tower Group “Value Map”
Price / Book vs. ROACE Regression

Source: Factset . Data as of 30-May-2008.

Trading Value Analysis

Implied Pro Forma Trading Value

($ in millions)

	Offer Range
CastlePoint Purchase Price	$11.75	$12.25	$13.00	$13.50	$14.00	$14.50

Trading Value	$414	$414	$414	$414	$414	$414
Premium	37	56	85	104	123	142
M&A Value	$451	$470	$499	$518	$537	$556

Tower Current	$616	$616	$616	$616	$616	$616
Premium Paid to CastlePoint	(37)	(56)	(85)	(104)	(123)	(142)
Pro Forma Tower	$579	$560	$531	$512	$493	$474

Implied Tower Price / Share	$24.51	$23.70	$22.48	$21.67	$20.86	$20.04

Source:  Factset. Data as of 30-May-2008.

Stock Price Reaction in Precedent Insurance Transactions

($ in billions)

					Measured from
					1-Day Prior to Announcement
				Premium	Absolute			Relative(1)			Announced
Year	Acquiror	Target	Trans. Size	To Target	1-Day	5-Days	30-Days	1-Day	5-Days	30-Days	Financial Impact
2008	Argo Group	Heritage Underwriting	$0.3	21.7%	1.1%	(3.7)%	(1.0)%	1.2%	(2.6)%	(2.1)%	15.0%
2008	Meadowbrook	ProCentury	0.3	29.2	(9.8)	(7.8)	(16.0)	(9.4)	(10.1)	(12.3)	9.8
2008	Employer Holdings	AmCOMP	0.2	36.3	(0.2)	(0.7)	(3.8)	0.3	4.6	1.3	Accretive
2007	Argonaut	PXRE	0.4	29.6	9.6	8.3	8.7	8.6	4.1	4.3	Accretive
2006	Affirmative	USAgency	0.2	NA	2.5	4.4	14.9	1.1	2.8	11.4	Accretive
2004	United National	Penn-America	0.2	7.5	0.5	0.6	10.6	1.0	1.3	5.2	Accretive
2003	St Paul	Travelers	16.1	0.0	0.0	(0.5)	2.4	0.1	(2.0)	0.7	NA
2001	Argonaut	Front Royal	0.2	NA	0.6	1.9	(1.3)	1.0	3.3	(1.4)	Accretive

		High		36.3%	9.6%	8.3%	14.9%	8.6%	4.6%	11.4%
		Median		25.5	0.5	0.1	0.7	1.0	2.0	1.0
		Low		0.0	(9.8)	(7.8)	(16.0)	(9.4)	(10.1)	(12.3)

Source: Company filings and news releases.

(1)                  As measured relative to the S&P 500.

(2)                  The Travelers Insurance Group, a wholly owned subsidiary of Travelers Group, acquired Aetna P&C and subsequently formed a new company (Travelers Property Casualty Corp) that was publicly traded on the NYSE under the ticker TAP.

Tower Historical Trading Performance
Since Tower IPO

Price / NTM Earnings – As of First Estimate

Price / Book Value

Source: Factset and IBES

Note: Price to NTM earnings as of first available CastlePoint IBES estimates (16-Dec- 2004).

(1)  Selected E&S Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum.

Option B Pro Forma Impact
CastlePoint Perspective

($ in millions)

			Offer Range
CastlePoint Purchase Price			$11.75	$12.25	$13.00	$13.50	$14.00	$14.50
Premium to Current: $10.79			8.9%	13.5%	20.5%	25.1%	29.7%	34.4%
Premium to 3 Month VWAP: $10.25			14.6	19.5	26.8	31.7	36.6	41.5
2009 EPS - CastlePoint Perspective
Pro Forma EPS			$1.23	$1.27	$1.34	$1.38	$1.42	$1.45
Accretion / Dilution ($)			(1.16)	(1.11)	(1.05)	(1.01)	(0.97)	(0.93)
Accretion / Dilution (%)			(48.6)%	(46.7)%	(43.9)%	(42.2)%	(40.6)%	(39.1)%

Cash Consideration to CastlePoint Shareholders			$3.22	$3.22	$3.22	$3.22	$3.22	$3.22

Value of Tower Shares - CastlePoint Perspective
Blended 2009 P / E (Earnings Weighted)	5.9	x	$7.29	$7.57	$7.96	$8.20	$8.43	$8.65
Tower 2009 P / E	7.6		9.26	9.61	10.11	10.41	10.71	10.99

Blended 2009 P / E (Earnings Weighted)
Pro Forma Value to CastlePoint Shareholders	5.9	x	$10.51	$10.79	$11.18	$11.42	$11.65	$11.87
Premium / (Discount) to Current: $10.79			(2.6)%	0.0%	3.6%	5.9%	8.0%	10.0%
Premium / (Discount) to Offer Price			(10.5)	(11.9)	(14.0)	(15.4)	(16.8)	(18.1)

Tower 2009 P / E
Pro Forma Value to CastlePoint Shareholders	7.6	x	$12.48	$12.83	$13.33	$13.63	$13.92	$14.20
Premium / (Discount) to Current: $10.79			15.6%	18.9%	23.5%	26.3%	29.0%	31.6%
Premium / (Discount) to Offer Price			6.2	4.8	2.5	1.0	(0.5)	(2.0)

Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.